EXHIBIT A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: December 29, 2021	ELI CASDIN

	By:	/s/ Eli Casdin
Name: Eli Casdin

Date: December 29, 2021	CASDIN CAPITAL, LLC

	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

Date: December 29, 2021	CASDIN PARTNERS GP, LLC

	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

Date: December 29, 2021	CMLS HOLDINGS III LLC

	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Manager

Date: December 29, 2021	CASDIN PARTNERS MASTER FUND, L.P.
By: Casdin Capital LLC, its Investment Adviser
	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

Date: December 29, 2021	CASDIN VENTURE OPPORTUNITIES FUND, L.P. By: Casdin Partners GP, LLC, its General Partner

	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

Date: December 29, 2021	CASDIN PRIVATE GROWTH EQUITY FUND GP, LLC

	By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member